Exhibit j (2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Post Effective Amendment to the Registration Statement on Form N-1A of the Brown Advisory Flexible Value Fund, a series of shares of beneficial interest of the Forum Funds, under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ BRIGGS, BUNTING & DOUGHERTY, LLP

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

February 17, 2009